Exhibit 5

                                [Letterhead of]

                            CRAVATH, SWAINE & MOORE
                               [New York Office]










                                                             February __, 2000


                               Time Warner Inc.
                            Registration Statement
                                  on Form S-3

Ladies and Gentlemen:

          We have acted as counsel for Time Warner Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended on Form S-3 (the "Registration Statement") of 450,000 shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Common Stock").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Restated Certificate of Incorporation of the Company, as amended and (b) the By-laws of the Company.

          Based on the foregoing, we are of the opinion as follows:

          (1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

          (2) The shares of Common Stock are validly issued, fully paid and nonassessable.

          We are admitted to practice only in the State of New York and, accordingly, we do not express any opinion as to any matter governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.


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          We are aware that we are referred to under the heading "Legal
Opinions" in the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                      Very truly yours,



                                     /s/ Cravath, Swaine & Moore


Time Warner Inc.
       75 Rockefeller Plaza
              New York, NY 10019